UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2003

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in charter)

England & Wales (State or other jurisdiction of incorporation)	0-20828 (Commission File Number)	98-0052869 (IRS Employer Identification No.)

11201 Danka Circle North St. Petersburg, Florida 33716	and	Masters House 107 Hammersmith Road London, England W14 0QH
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(727) 576-6003 in the United States
011-44-207-605-0150 in the United Kingdom

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On January 2, Danka Business Systems PLC announced an amendment to its senior credit facility. Danka’s press release dated January 2, 2003 and a copy of the amendment to the senior credit facility are attached as exhibits to this Form 8-K.

Certain statements contained in this press release, including statements related to Danka’s future business and financial performance, Danka’s debt reduction initiatives and refinancing proposals, including the anticipated reduction of its cost of capital, any possible equity offering and the possible purchase by Danka of its senior subordinated notes, are forward-looking. Such statements reflect the current views of Danka with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements, including the risks identified in Danka’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date they are made.

Item 7. Financial Statements and Exhibits.

c.	Exhibits. The following exhibits are filed herewith:

4.28	First Amendment to Second Amended and Restated Credit Agreement dated December 27, 2002.
99.1	Press Release dated January 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANKA BUSINESS SYSTEMS

By: /s/ F. Mark Wolfinger
Dated: January 2, 2002	F. Mark Wolfinger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Page

4.28	First Amendment to Second Amended and Restated Credit Agreement dated December 27, 2002

99.1	Press Release dated January 2, 2003